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                                 April 9, 1997


                                                                       EXHIBIT 5
                                                                       ---------


Board of Directors
TCI Satellite Entertainment, Inc.
8085 South Chester, Suite 300
Englewood, Colorado 80112


Dear Sirs:

     As counsel to TCI Satellite Entertainment, Inc., a Delaware corporation (the "Company"), we have examined and we are familiar with the Registration Statement on Form S-4 (the "Registration Statement") which relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer by the Company to (i) exchange up to an aggregate principal amount at maturity of $200,000,000 of its 10 7/8% Senior Subordinated Notes due February 15, 2007 ("Senior Subordinated Exchange Notes") for an equal principal amount of its outstanding 10 7/8% Senior Subordinated Notes due February 15, 2007 (the "Senior Subordinated Notes"), and (ii) exchange up to an aggregate principal amount of $275,000,000 of its 12 1/4% Senior Subordinated Discount Notes due February 15, 2007 ("Senior Subordinated Discount Exchange Notes," and, together with the Senior Subordinated Exchange Notes, the "Exchange Notes") for an equal principal amount of its 12 1/4% Senior Subordinated Discount Notes due February 15, 2007 (the "Senior Subordinated Discount Notes," and, together with the Senior Subordinated Notes, the "Notes"), The Debentures were initially issued and sold to certain holders on February 20, 1997, through the Initial Purchasers for the purpose of placing the Notes in transactions complying with Rule 144A under the Securities Act.

     In connection with the delivery of this opinion, we have examined and relied upon originals, certified copies or copies otherwise identified to us, of the Restated Certificate of Incorporation and By-Laws of the Company, each as amended to date; records of proceedings of the Company's Board of Directors, including committees thereof, with respect to the filing of the Registration Statement, the issuance and sale of the Notes and related matters (the "Board Resolutions"); the Company's Offering Circular, dated February 20, 1997 (the "Offering Circular"), which describes the issuance and sale of the Notes; the Indentures dated as of February 20, 1997 between the Company and The Bank of New York,, as trustee (the "Indentures"); and such other documents, records and certificates of public officials.

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TCI Satellite Entertainment, Inc.
April 10, 1997
Page 2


In rendering this opinion, we have relied, to the extent we deemed such reliance appropriate, on certificates of officers of the Company as to certain factual matters. We have assumed the genuineness of all signatures (except those on behalf of the Company or its subsidiaries), the correctness of all certificates, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company and its subsidiaries. We have further assumed that there will be no changes in applicable law between the date of this opinion and the time that the Notes are exchanged for Exchange Notes.

     Based upon the foregoing, we are of the opinion that:

     1. The Notes and the Exchange Notes are duly authorized, and the Notes are, and upon their issuance to holders of Notes upon such holders' valid tender of the Notes in exchange for Exchange Notes, the Exchange Notes shall be, validly issued and shall be legal, valid and binding obligations of the Company, except
(A) to the extent enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and (B) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm contained therein under the heading "Legal Matters." In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                 Very truly yours,


                                 BAKER & BOTTS, L.L.P.